EFFECTIVE
                                                                JANUARY 15, 1998

                                     BY-LAWS

                                       OF

                                 OMI CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

                  Section 1.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place either within or without the Marshall Islands as may be designated by the Board of Directors from time to time or as may be otherwise required by the articles of incorporation. Any other proper business may be transacted at the annual meeting.

                  Section 1.2 Special Meetings. Special meetings of shareholders may be called at any time by the Board of Directors, to be held at such date, time and place either within or without the Marshall Islands as may be stated in the notice of the meeting or as may be otherwise required by the articles of incorporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

                  Section 1.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than fifteen nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

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                  Section 1.4 Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 1.5 Quorum. At each meeting of shareholders, except where otherwise provided by law or the articles of incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7 Voting; Proxies. Unless otherwise provided in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years

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from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by the articles of incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, provided that (except as otherwise required by law or by articles of incorporation) the Board of Directors may require a larger vote upon any such matter. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the articles of incorporation or these by-laws.

                  Section 1.8 Notice of Nomination. (a) Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations by other than action of the Board of Directors shall be made by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation not less than fifteen days nor more than sixty days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board.

                  (b) Each notice under subsection (a) shall set forth (i) the name, age, and business address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

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                  (c) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 1.9 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than fifteen days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 1.10 Action By Unanimous Written Consent. Any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section 2.1 Power; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the articles of incorporation. Directors need not be shareholders nor residents of the Marshall Islands.

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                  Section 2.2 Election; Term of Office; Removal; Vacancies. (a)
Except as the articles of incorporation may otherwise provides, the number of directors constituting the entire Board of Directors shall be not less than five nor more than fifteen as fixed from time to time by the vote of not less than 66 2/3% of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be nine until otherwise fixed by the vote of not less than 66 2/3% of the entire Board of Directors. The phrase "66 2/3% of the entire Board of Directors" as used in these by-laws shall be deemed to refer to 66 2/3% of the number of directors constituting the Board of Directors as provided in this Section 2.2(a), without regard to any vacancies then existing.

                  (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one or another of the three class expiring each year. Directors elected at an annual meeting of shareholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of shareholders and until such director's successor is elected and has qualified. Any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than 66 2/3% of the members of the Board of Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

                  (c) Notwithstanding any other provisions of these by-laws (and notwithstanding the fact that some lesser percentage may be specified by law, the articles of incorporation of the Corporation or these by-laws), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders

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called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 2.2(c) shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                  Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the Marshall Islands and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the Marshall Islands whenever called by the Chairman of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                  Section 2.5 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                  Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board except as otherwise provided in the articles of incorporation and in these by-laws. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

                  Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

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                  Section 2.8 Action by Directors Without a Meeting. Unless
otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                  Section 2.9 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

                                   ARTICLE III

                                   COMMITTEES

                  Section 3.1 Committees. The Board of Directors may, by resolution passed by not less than 66 2/3% of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and not prohibited by applicable law, shall have and may exercise, to the extent permitted by law, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws taking or authorizing any of the actions set forth in Section (d) of Article Sixth of the articles of incorporation or declaring a dividend or authorizing the issuance of stock.

                  Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules

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for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these by-laws.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a Chairman from among its members, a President and a Secretary of the Corporation, and one or more Presidents for any division of the Corporation, and elect the Chairman of the Board or the President as Chief Executive Officer. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.

                  Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting; provided, however, that the election of a president (or any other person performing the functions

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normally assigned to the chief executive officer of a company) shall comply with the provisions of Section (d) of Article Sixth of the articles of incorporation.

                  Section 4.3 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board.

                  Section 4.4 Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation and shall also hold the title of either Chairman of the Board or President (or both).

                  Section 4.5 President. In the absence of the Chairman of the Board, the President of the Corporation shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present. The President shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law. In addition, if so designated by the Board of Directors, there shall be one or more Presidents of divisions of the Corporation. The President of any division of the Corporation shall have general charge and supervision of the business of that division, as so designated by the Board of Directors.

                  Section 4.6 Vice Presidents. The Vice President or Vice Presidents, at the request or in the absence of the President or during the President's inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law.

                  Section 4.7 Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to

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time, be assigned to him or her by the Board or the President or as may be
provided by law.

                  Section 4.8 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trusts companies or other depositories as shall, from time to time be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

                  Section 4.9 Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with the articles of incorporation or these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE V

                                      STOCK

                  Section 5.1 Certificates. Except as otherwise provided in these by-laws, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate

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is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 5.2 Transfer. Except as the articles of incorporation may otherwise provide, the Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of the certificates representing shares of the Corporation's stock, and may appoint transfer agents and registrars thereof.

                  Section 5.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 6.2 Offices. The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                  Section 6.3 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 6.4 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the articles of incorporation or these by-laws, a written waiver thereof,

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signed by the person entitled to notice, whether before or after the time stated
therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the [shareholders,] directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these by-laws.

                  Section 6.5 Indemnification of Directors, Officers and Employees. (a) The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Corporation and who is or was made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or
(ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The benefits of the this Paragraph (a) shall extend to the heirs and legal representatives of any person entitled to indemnification under this section.

         (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, or by a committee composed of members of the Board or members

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of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Corporation with such scope and effect as determined by the Board, or such committee.

         (c) The Corporation may indemnify any person to whom the Corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Marshall Islands Business Corporation Act or other rights created by (i) a resolution of the shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Paragraph (c) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of shareholder or disinterested directors or otherwise.

         (d) The right to indemnification conferred by Paragraph (a) shall, and any indemnification extended under Paragraph (b) or Paragraph (c) may, be retroactive to events occurring prior to the adoption of this Section 6.5 and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law.

         (e) Any person entitled to be indemnified as a matter of right pursuant to this provision may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought. The right to be indemnified pursuant to this provision shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action or proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action or proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified under this provision.

                  If a claim is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any

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time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

                  Section 6.6 Interested Directors; Quorum. Except as the articles of incorporation may otherwise provide, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                  Section 6.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, computer disks, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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                  Section 6.8 Amendment of By-Laws. These By-laws may be amended or repealed, and new By-laws adopted, by the vote of not less than 66 2/3% of the entire Board of Directors.




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